EXHIBIT 5.1

                                January 20, 2004



F5 Networks, Inc.
400 Elliot Ave. W.
Seattle, Washington 98119

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is furnished to F5 Networks, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of 225,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), issuable by the Company pursuant to a Non-Qualified Stock Option Agreement dated October 20, 2003 between the Company and M. Thomas Hull (the "Agreement").

     We have based our opinion upon our review of the following records, documents, instruments and certificates:

     a) the Articles of Incorporation of the Company;

     b) the Bylaws of the Company;

     c) records certified to us by an officer of the Company as constituting all records of proceedings and of actions of the Board of Directors and shareholders relating to the approval of the Agreement and the authorization of the issuance of the Shares pursuant to the Agreement; and

     d) the Agreement.

     In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies.

     This opinion is limited to the laws of the State of Washington. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any federal, regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that the issuance of the Shares pursuant to the Agreement has been duly authorized and, upon issuance and delivery of the Shares pursuant to the terms of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby  authorize  and consent to the use and filing of this  opinion as
Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,



                                       /s/ Heller Ehrman White & McAuliffe LLP